EXHIBIT 10.1

AGREEMENT OF AMENDMENT AND RESTATEMENT
OF PROMISSORY NOTE

This AGREEMENT OF AMENDMENT AND RESTATEMENT OF PROMISSORY NOTE (this “Agreement”), dated as of May 18, 2006, is between Central Class Group Limited, a British Virgin Islands company (“Holder”), and WT Holdings Corporation (“Maker”), formerly known as Fortune Entertainment Corporation.

WHEREAS, on November 21, 2005, the Holder loaned the Maker $126,000 in exchange for a promissory note in the principal amount of $126,000, bearing interest at the rate of 5% per annum (“Original Note”).

WHEREAS, the holder is willing to amend and restate the Original Note, to among other things, extend its maturity date, on the terms and conditions set forth in this Agreement;

WHEREAS, in order to induce the Holder to amend and restate the Original Note, the Maker agrees that the Original Note shall be amended, restated and subdivided into four (4) separate notes in the aggregate representing the total principal and accrued interest on the Original Note, substantially in the form attached as Exhibit A hereto (“Amended and Restated Notes”), which Amended and Restated Notes shall be convertible into either Common Stock or Preferred Stock of the Maker as set forth on Exhibit B hereto.

WHEREAS, the Maker has agreed to such amendment and restatement and to perform its obligations under the Amended and Restated Notes, including but not limited to the making of payments due thereunder.

NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Amendment and Restatement. The Maker hereby agrees to amend and restate the Original Note into four separate notes, in the principal amounts set forth on Exhibit B hereto, and substantially in the form set forth in Exhibit A attached hereto.

2.     Conditions. As a condition to the assignment and assumption:

(a)     Holder agrees to waive any and all defaults under the Original Note, and the maturity date shall be extended to July 20, 2006; and

(b)     Maker agrees that (i) the Original Note shall be amended, substantially in the form of the attached Amended and Restated Notes, so as to permit the Assignees to convert such Amended and Restated Notes at their option into common stock or preferred stock of the Maker (as indicated on Exhibit B), and (ii) that such Amended and Restated Notes shall be convertible into shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, as set forth on Exhibit B attached hereto.

3.     Binding Effect, Benefits. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any other person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

4.     Effective Date. The amendment and restatement of the Original Note shall take effect upon the issuance of the Amended and Restated Notes promptly after execution of this Agreement by all of the parties hereto.

5.     Amendments. This Agreement may not be modified or amended except on the written agreement of all of the parties hereto evidenced by their execution of such written agreement.

6.     Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of California. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. Each party hereby agrees to take any and all additional actions, including, without limitation, the execution, acknowledgement and delivery of any other documents and instruments, as the other party may reasonably request in order to effect the assignment and assumption contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

“HOLDER”

Central Class Group Limited

By:	/s/ S.W. Wong

Name: S.W. Wong Title: Authorized Representative

“MAKER”

WT HOLDINGS CORPORATION

By:	/s/ Ke Huang

Ke Huang Chief Executive Officer

EXHIBIT A

FORM OF AMENDED AND RESTATED NOTE

EXHIBIT B

SCHEDULE OF NOTEHOLDERS

Holder	Principal Amount of Amended and Restated Note	Class of Conversion Stock

Central Class Group Ltd. (1)	$ 128,500	Common Stock
Central Class Group Ltd. (2)	100	Series A Preferred Stock
Central Class Group Ltd. (3)	100	Series B Preferred Stock
Central Class Group Ltd. (4)	100	Series C Preferred Stock
TOTAL:	$ 128,800.00